Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
9 Entin Road
Parsippany, NJ 07054-0430

CONTACT:	Emerson Radio Corp. or:	Investor Relations:
	Greenfield Pitts	Robert Maffei
	Chief Financial Officer	Investor Relations Manager
	(212) 897-5441	(973) 428-2098

Brainerd Communicators
Brad Edwards or Denise Roche
(212) 986-6667
Friday, October 19, 2007
Emerson Radio Corp. Strengthens Executive Management Team
— Appoints New President of North American Operations and Chief Operating Officer for North
America; Eduard Will Appointed Vice Chairman—
PARSIPPANY, N.J. — October 19, 2007 — Emerson Radio Corp. (AMEX: MSN) today announced the appointment of two senior executives. John Spielberger has been appointed President of North American Operations and Richard J. Rude has been named Chief Operating Officer for North America. Both executives will be resident in Emerson’s United States headquarters in Parsippany, NJ and will begin work on the 29th of this month.
Mr. Spielberger, 44, will have overall responsibility for Emerson’s North American business and will report directly to Adrian Ma, the Company’s Chief Executive Officer. He comes to Emerson after a twelve year stint with SONY BMG Music Ent. Sales Co., where he most recently served as Chief Financial and Operating Officer and Senior Vice President of Business Operations and Customer Relations Management. Mr. Spielberger holds an MBA in Finance from the University of Michigan and a B.S. degree in Business Management and Marketing from Cornell University.

Mr. Rude, 46, who has more than 13 years of supply chain management experience, will be responsible for the operating aspects of the Company’s business in North America and will report to Mr. Spielberger. Prior to joining Emerson, he held various senior operational positions at Liz Claiborne, both in the United States and Asia.
The Company also announced today that Eduard Will, formerly President of North American Operations, has relocated to Hong Kong as has been promoted to Vice Chairman, with a mandate to focus on licensing, mergers and acquisitions, and new product categories.
“John Spielberger and Richard Rude are outstanding additions to the Emerson North American management team. John is a talented and seasoned executive who brings a wealth of finance and operations expertise to the Company; and Richard has vast experience implementing operational initiatives to drive improvements in profits and performance. We are confident that they will both play a valuable role in enhancing Emerson’s operating efficiency and profitability,” said Adrian Ma, Emerson’s Chief Executive Officer.
Mr. Ma added, “With these appointments and Ed Will’s move to the Vice Chairman post, and the recent reorganization of the Finance Department under Chief Financial Officer, Greenfield Pitts, Emerson’s management has been strengthened significantly. With its strong lineup of electronic and houseware products, deep relationships with the nation’s leading mass merchandisers, and a new energized management team in place, we look forward to a bright future for Emerson.”
About Emerson Radio Corporation
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Emerson’s web site is www.emersonradio.com
Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.